UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 25, 2020

NOWEA ENERGY, INC.
(Formerly Northwest Oil & Gas Trading Company, Inc.)

   (Exact Name of Registrant as Specified in Charter)

Nevada

   (State or Other Jurisdiction of Incorporation)

333-229036	82-3552932
(Commission File Number)	(IRS Employer Identification No.)

4650 Wedekind Road Suite #2 Sparks, NV	89431
(Address of Principal Executive Offices)	(Zip Code)

   (Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2020, the Board of Directors (the “Board”) of NOWEA Energy, Inc. (the “Company”) accepted the resignation of Thomas Hoeder as Secretary of the Company, effective immediately. Mr. Hoeder will continue in his position as Chief Financial Officer of the Company.

On February 25, 2020, the Board of the Company appointed Juan Carlos Martinez to the position of Secretary of the Company to serve until such time as his resignation or termination.

Juan Carlos Martinez, Age 54, Secretary

From 2018 to the present, Mr. Martinez served as International Operations Director for Achieve Capital Group in Boca Raton, Florida. From 2013-2015, He served as Manager & Owner of Armour, CA. Caracas, Venezuela. Direct supervision of sales and distribution of engine lubricants for gasoline and diesel vehicles. From 1985-1987, Mr. Martinez attended Universidad Santa Maria, School of Economics & Accounting. Caracas, Venezuela, where he majored in Economics. Prior, he studied Accounting at Saint Peter’s College, School of Business in Jersey City, NJ from 1981-1984. Mr. Martinez has not and currently does not serve as an officer or director of any company required to file reports with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits

99.1 Resignation Letter of Thomas Hoeder

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOWEA ENERGY, INC.

Date: March 5, 2020	By:	/s/ Joacham Haas
Joacham Haas
Chief Executive Officer

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